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Exhibit 10.10

LOAN AND SECURITY AGREEMENT

by and among

IMMUNICON CORPORATION AND ITS SUBSIDIARIES,

as Borrowers

and

SILICON VALLEY BANK,

as Bank

April 30, 2002

LOAN AND SECURITY AGREEMENT

        THIS LOAN AND SECURITY AGREEMENT dated April 30, 2002, between SILICON VALLEY BANK ("Bank"), whose address is 3003 Tasman Drive, Santa Clara, California 95054 and having a loan production office at 5 Radnor Corp. Center, 100 Matsonford Drive, Suite 555, Radnor, Pennsylvania, 19087 and IMMUNICON CORPORATION, a Delaware corporation whose address is 3401 Masons Mill Road, Suite 100, Huntingdon Valley, Pennsylvania 19006 (the "Company"); IMMUNIVEST CORPORATION, a Delaware corporation, IMMC HOLDINGS, INC., a Delaware corporation and IMMUNICON EUROPE, INC., a Delaware corporation whose addresses are 1209 Orange Street, Wilmington, Delaware 19801 (each a "Borrower" and collectively, the "Borrowers") provides the terms on which Bank will lend to Borrowers and Borrowers will repay Bank. The parties agree as follows:

1.    ACCOUNTING AND OTHER TERMS

        Accounting terms not defined in this Agreement will be construed following GAAP. Calculations and determinations must be made following GAAP. The term "financial statements" includes the notes and schedules. The terms "including" and "includes" always mean "including (or includes) without limitation," in this or any Loan Document.

2.    LOAN AND TERMS OF PAYMENT

2.1    Promise to Pay.

        Borrowers jointly and severally promise to pay Bank the unpaid principal amount of all Credit Extensions and interest on the unpaid principal amount of the Credit Extensions.

2.1.1    Equipment Advance.

        (a)   On the Closing Date, Bank will make an advance (the "Equipment Advance") not exceeding the Committed Equipment Line. The Equipment Advance may only be used to finance or refinance Equipment as follows:

          (yy) Borrower may use up to $5,000,000, but in not event less than $3,000,000, of the Equipment Advance for Equipment purchased between November 1, 2001 and December 31, 2002; and

          (zz) Borrower may use any balance of the Equipment Advance remaining for Equipment purchased on or after January 1, 2003 and prior to March 31, 2003.

        (b)   One hundred percent (100%) of the Equipment Advance must be used to purchase Equipment, provided, however that software, leasehold improvements or other soft costs, including, without limitation, taxes, shipping, warranty charges, freight discounts and installation expense may constitute up to thirty percent (30%) of the aggregate of Equipment purchased with the proceeds of the Equipment Advance. The number of Equipment Advances is limited to one (1).

        (c)   Interest accrues from the date of the Equipment Advance at the rate in Section 2.2 (a) and is payable monthly. The Equipment Advance is payable in thirty six (36) equal monthly installments of principal, plus accrued interest, beginning on the first day of May 2002 and ending on April 29, 2005. The Equipment Advance shall be evidenced by the Equipment Term Note to be executed and delivered by Borrowers to Bank on the Closing Date. The Equipment Advance when repaid may not be reborrowed.

        (d)   Promptly after purchasing any Equipment with an Equipment Advance, the Company must deliver to Bank a completed supplement in substantially the form attached as Exhibit B ("Loan Supplement").

        (e)   Thereafter, at the time any proceeds from the Committed Equipment Line are used to purchase Equipment permitted to be purchased under this Agreement, the Company shall promptly deliver to Bank copies of invoices for the Equipment being financed marked "paid", together with a

UCC Financing Statement, if requested by Bank, covering the Equipment being purchased with the Equipment Advance, and such additional information as Bank may reasonably request within five (5) Business Days of the purchase.

        (f)    In the event the balance of the Equipment Advance is not used by the Company on or before March 31, 2003, the Borrowers shall immediately remit to Bank the unused balance, which amount shall be applied to the payment of the Obligations in the inverse order of maturity.

2.2    Interest Rate, Payments.

        (a)   The Equipment Advance accrues interest on the outstanding principal balance at a per annum fixed rate equal to the greater of (i) two (2.0) percentage points above the Prime Rate, or (ii) six and three quarters percent (6.75%) per annum. After an Event of Default, Obligations accrue interest at five percent (5%) above the rate effective immediately before the Event of Default. The interest rate increases or decreases when the Prime Rate changes. Interest is computed on a 360 day year for the actual number of days elapsed.

        (b)   Interest due on the Equipment Advance is payable on the 1st of each month. Bank may debit any Borrower's deposit accounts including Account Number                        , for principal and interest payments owing or any amounts any Borrower owes Bank. Bank will promptly notify the Company when it debits any Borrower's accounts. These debits are not a set-off. Payments received after 2:00 p.m. Eastern time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest accrue.

        (c)   On April    , 2005 or upon an Event of Default, Borrowers will pay, in addition to the unpaid principal and accrued interest and all other amounts due on such date with respect to the Equipment Advance, an amount equal to the Final Payment.

        (d)   If the Equipment Advance is accelerated following the occurrence of an Event of Default, then Borrowers will immediately pay to Bank (i) all remaining payments (including principal and accrued and unpaid interest), (ii) the Final Payment and (iii) all other sums, if any, that shall have become due and payable with respect to the Equipment Advance.

2.3    Fees.

        All Bank Expenses (including reasonable attorneys' fees and reasonable expenses) incurred through and after the date of this Agreement, are payable upon demand.

2.4    Joint Obligations.

        Each Person included in the term "Borrower" hereby covenants and agrees with Bank as follows:

          (a)   The Obligations include all present and future indebtedness, duties, obligations, and liabilities, whether now existing or contemplated or hereafter arising, of any one or more of the Borrowers.

          (b)   Reference in this Agreement and the other Loan Documents to the "Borrower" or otherwise with respect to any one or more of the Persons now or hereafter included in the definition of "Borrower" shall mean each and every such Person and any one or more of such Persons, jointly and severally, unless the context requires otherwise.

          (c)   Each Person included in the term "Borrower" in the discretion of its respective management is to agree among themselves as to the allocation of the benefits of each Equipment Advance.

          (d)   For administrative convenience, each Person included in the term "Borrower" hereby irrevocably appoints the Company as the Borrower's attorney-in-fact, with power of substitution (with the prior written consent of Bank in the exercise of its sole and absolute discretion), in the name of the Company or in the name of the Borrower or otherwise to take any and all actions with respect to this Agreement, the other Loan Documents, the Obligations and/or the Collateral (including, without limitation, the proceeds thereof) as the Company may so elect from time to time, including, without limitation, actions to (i) request the Equipment Advance and direct Bank to disburse or credit the proceeds of the Equipment Advance directly to an account of the Company, any one or more of such Persons or otherwise, which direction shall evidence the making of the Equipment Advance and shall constitute the acknowledgment by each such Person of the receipt of the proceeds of the Equipment Advance, (ii) enter acknowledgment by each such Person of the receipt of the proceeds of the Equipment Advance, (ii) enter into, execute, deliver, amend, modify, restate, substitute, extend and/or renew this Agreement, any other Loan Documents, security agreements, mortgages, deposit account agreements, instruments, certificates, waivers, letter of credit applications, releases, documents and agreements from time to time, and (iii) endorse any check or other item of payment in the name of such Person or in the name of the Company. The foregoing appointment is coupled with an interest, cannot be revoked without the prior written consent of Bank, and may be exercised from time to time through the Company's duly authorized officer, officers or other Person or Persons designated by the Company to act from time to time on behalf of the Company.

          (e)   Each Person included in the term "Borrower" hereby irrevocably authorizes Bank to make the Equipment Advance to any one or more or all of such Person(s), pursuant to the provisions of this Agreement upon the written, oral or telephone request any one or more of the Persons who is from time to time a Responsible Officer of a Borrower under the provisions of the most recent certificate of corporate resolutions and/or incumbency of the Person included in the term "Borrower" on file with Bank and also upon the written, oral or telephone request of any one of the Persons who is from time to time a Responsible Officer of the Company under the provisions of the most recent certificate of corporate resolutions and/or incumbency for the Company on file with Bank.

          (f)    Bank assumes no responsibility or liability for any errors, mistakes, and/or discrepancies in the oral, telephonic, written or other transmissions of any instructions, orders, requests and confirmations between Bank and any one or more of the Persons included in the term "Borrower" or Bank in connection with the Credit Extension or any other transaction in connection with the provisions of this Agreement.

2.5    Inter-Company Debt, Contribution.

        Without implying any limitation on the joint and several nature of the Obligations, Bank agrees that, notwithstanding any other provision of this Agreement, the Persons included in the term "Borrower" may create reasonable inter-company indebtedness between or among the Persons included in the term "Borrower" with respect to the allocation of the benefits and proceeds of the Equipment Advance. The Persons included in the term "Borrower" agree among themselves, and Bank consents to that agreement, that each such Person shall have rights of contribution from all of the such Persons to the extent such Person incurs Obligations in excess of the proceeds of the Equipment Advance received by, or allocated to purposes for the direct benefit of, such Person. All such indebtedness and rights shall be, and are hereby agreed by the Persons included in the term "Borrower" to be, subordinate in priority and payment to the indefeasible repayment in full in cash of the Obligations, and, unless Bank agrees in writing otherwise, shall not be exercised or repaid in whole or in part until all of the Obligations have been indefeasibly paid in full in cash. Each Person included in the term "Borrower" agrees that all of such inter-company indebtedness and rights of contribution are part of the Collateral and secure the Obligations. Each Person included in the term "Borrower" hereby waives all rights of counter claim, recoupment and offset between or among themselves arising on account of that indebtedness and otherwise. No Person included in the term "Borrower" shall secure any inter-company indebtedness or rights of contribution with any Lien or security.

2.6    Borrowers are Integrated Group.

        (a)   Each Person included in the term "Borrower" hereby represents and warrants to Bank that each of them will derive benefits, directly and indirectly, from the Equipment Advance, both in their separate capacity and as a member of the integrated group to which each such Person belongs and because the successful operation of the integrated group is dependent upon the continued successful performance of the functions of the integrated group as a whole, because (i) the terms of the consolidated financing provided under this Agreement are more favorable than would otherwise would be obtainable by such Persons individually, and (ii) the additional administrative and other costs and reduced flexibility associated with individual financing arrangements which would otherwise be required if obtainable would substantially reduce the value to such Persons of the financing.

        (b)   Each Person included in the term "Borrower" hereby represents and warrants that all of the representations and warranties contained in the Loan Documents are true and correct on and as of the date hereof as if made on and as of such date, both before and after giving effect to this Agreement, and that no Event of Default has occurred and is continuing or exists or would occur or exist after giving effect to this Agreement.

2.7    Primary Obligations.

        The obligations and liabilities of each Person included in the term "Borrower", as guarantor under this Section shall be primary, direct and immediate, shall not be subject to any counterclaim, recoupment, set off, reduction or defense based upon any claim that such Person may have against any one or more of the other Persons included in the term "Borrower", Bank and/or any other guarantor and shall not be conditional or contingent upon pursuit or enforcement by Bank of any remedies it may have against Persons included in the term "Borrower" with respect to this Agreement or any of the other Loan Documents, whether pursuant to the terms thereof or by operation of law. Without limiting the generality of the foregoing, Bank shall not be required to make any demand upon any of the Persons included in the term "Borrower", or to sell the Collateral or otherwise pursue, enforce or exhaust its or their remedies against the Persons included in the term "Borrower" or the Collateral either before, concurrently with or after pursuing or enforcing its rights and remedies hereunder. Any one or more successive or concurrent actions or proceedings may be brought against each Person included in the term "Borrower" under this Section either in the same action, if any, brought against any one or more of the Persons included in the term "Borrower" or in separate actions or proceedings, as often as Bank may deem expedient or advisable. Without limiting the foregoing, it is specifically understood that any modification, limitation or discharge of any of the liabilities or obligations of any one or more of the Persons included in the term "Borrower", any other guarantor or any obligor under any of the Loan Documents, arising out of, or by virtue of, any bankruptcy, arrangement, reorganization or similar proceeding for relief of debtors under federal or state law initiated by or against any one or more of the Persons included in the term "Borrower", in their respective capacities as borrowers and guarantors under this Section, or under any of the Loan Documents shall not modify, limit, lessen, reduce, impair, discharge, or otherwise affect the liability of each Borrower under this Section in any manner whatsoever, and this Section shall remain and continue in full force and effect. It is the intent and purpose of this Section that each Person included in the term "Borrower" shall and does hereby waive all rights and benefits which might accrue to any other guarantor by reason of any such proceeding, and the Persons included in the term "Borrower" agree that they shall be liable for the full amount of the obligations and liabilities under this Section regardless of, and irrespective to, any modification, limitation or discharge of the liability of any one or more of the Persons included in the term "Borrower", any other guarantor or any obligor under any of the Loan Documents, that may result from any such proceedings.

3.    CONDITIONS OF LOANS

3.1    Conditions Precedent to Initial Credit Extension.

        Bank's obligation to make the initial Credit Extension is subject to the condition precedent that it receive the agreements, documents and fees it requires and the representations and warranties in Section 5 must be true as of such date.

4.    CREATION OF SECURITY INTEREST

4.1    Grant of Security Interest.

        Borrower grants Bank a continuing security interest in all presently existing and later acquired Collateral to secure all Obligations and performance of each of Borrower's duties under the Loan Documents. Except for Permitted Liens, any security interest will be a first priority security interest in the Collateral. Bank may place a "hold" on any deposit account pledged as Collateral. Notwithstanding the foregoing, the security interest granted herein does not extend to and the term "Collateral" does not include any license or contract rights to the extent (i) the granting of a security interest in it would be contrary to applicable law, or (ii) that such rights are nonassignable by their terms (but only to the extent such prohibition is enforceable under applicable law, including, without limitation, Section 9318(4) of the Code) without the consent of the licensor or other party (but only to the extent such consent has not been obtained). Except as disclosed on the Schedule, Borrower is not a licensee under, nor is bound by, any license agreement for which the failure to maintain such license could have a Material Adverse Change on Borrower's financial condition or business and that prohibits or otherwise restricts Borrower from granting a security interest in Borrower's interest in such license or agreement or any other property. Notwithstanding the foregoing, the security interest granted herein does not extend to and the term "Collateral" does not include any Equipment leased to Borrower pursuant to those certain lease financing transactions more particularly described on the Schedule. Notwithstanding the security interests granted herein, nothing set forth herein is intended to, nor shall constitute, an assignment of Borrower's obligations, including any obligations to perform, under any contracts between Borrower and its customers and or clients, provided that subject to the foregoing provisions of this Section 4.1, Bank shall have a security interest in all such contract rights as part of the "Collateral". If this Agreement is terminated, Bank's lien and security interest in the Collateral will continue until Borrower fully satisfies its Obligations.

4.2    Authorization of File.

        Each Borrower authorizes Bank to file financing statements without notice to any Borrower, with all appropriate jurisdictions, as Bank deems appropriate, in order to perfect or protect Bank's interest in the Collateral.

5.    REPRESENTATIONS AND WARRANTIES

        Each Borrower represents and warrants as follows:

5.1    Due Organization and Authorization.

        The Company and each Borrower is duly existing and in good standing in the state or states set forth in the first paragraph of this Agreement and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified, except where the failure to do so could not reasonably be expected to cause a Material Adverse Change. Each Borrower and each Subsidiary's exact legal name is as set forth on the first page of this Agreement. The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with any Borrower's formation documents, nor constitute an event of default under any material agreement by which any Borrower is bound. Borrowers are not in default under any agreement to which, or by which it is bound, in which the default could reasonably be expected to cause a Material Adverse Change.

5.2    Collateral.

        Each Borrower has good title to the Collateral, free of Liens except Permitted Liens. The Accounts are bona fide, existing obligations, and the service or property has been performed or delivered to the account debtor or its agent for immediate shipment to and unconditional acceptance by the account debtor. All Inventory is in all material respects of good and marketable quality, free from material defects.

5.3    Litigation.

        There are no actions or proceedings pending or, to the knowledge of the Company's Responsible Officers, threatened by or against any Borrower or any Subsidiary in which a likely adverse decision could reasonably be expected to cause a Material Adverse Change.

5.4    No Material Adverse Change in Financial Statements.

        All consolidated financial statements for Borrowers, and any Subsidiary, delivered to Bank fairly present in all material respects Borrowers' consolidated financial condition and Borrowers' consolidated results of operations. There has not been any material deterioration in Borrowers' consolidated financial condition since the date of the most recent consolidated financial statements submitted to Bank.

5.5    Solvency.

        The fair salable value of Borrowers' assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; the Borrowers are not left with unreasonably small capital after the transactions in this Agreement or any of the Loan Documents; and Borrowers are able to pay its debts (including trade debts) as they mature.

5.6    Regulatory Compliance.

        No Borrower is an "investment company" or a company "controlled" by an "investment company" under the Investment Company Act. No Borrower is engaged as one of its important activities in extending credit for margin stock (under Regulations T and U of the Federal Reserve Board of Governors). Each Borrower has complied in all material respects with the Federal Fair Labor Standards Act. Borrower has violated any laws, ordinances or rules, the violation of which could reasonably be expected to cause a Material Adverse Change. None of any Borrower's or any Subsidiary's properties or assets has been used by any Borrower or any Subsidiary or, to the best of any Borrower's knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Each Borrower and each Subsidiary has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP. Each Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted, except where the failure to do so could not reasonably be expected to cause a Material Adverse Change.

5.7    Subsidiaries.

        Borrowers do not own any stock, partnership interest or other equity securities except for Permitted Investments.

5.8    Full Disclosure.

        No written representation, warranty or other statement of any Borrower in any certificate or written statement given to Bank (taken together with all such written certificates and written statements to Bank) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading. It being recognized by Bank that the projections and forecasts provided by Borrowers in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected and forecasted results.

6.    AFFIRMATIVE COVENANTS

        Borrowers will do all of the following for so long as Bank has an obligation to make any Credit Extension, or there are outstanding Obligations:

6.1    Government Compliance.

        Each Borrower will maintain its and all Subsidiaries' legal existence and good standing as a Registered Organization in only the States set forth on the first page of this Agreement and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to cause a material adverse effect on any Borrower's business or operations. Any Borrower will comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject, noncompliance with which could have a material adverse effect on any Borrower's business or operations or would reasonably be expected to cause a Material Adverse Change.

6.2    Financial Statements, Reports, Certificates.

        (a)   The Company will deliver to Bank: (i) as soon as available, but no later than thirty (30) days after the last day of each month, a company prepared consolidated balance sheet and income statement covering the Company's consolidated operations during the period certified by a Responsible Officer and in a form acceptable to Bank; (ii) as soon as available, but no later than one hundred twenty (120) days after the last day of the Company's fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm reasonably acceptable to Bank; (iii) a prompt report of any legal actions pending or threatened against any Borrower or any Subsidiary that could result in damages or costs to any Borrower or any Subsidiary of $100,000 or more; and (iv) budgets, sales projections, operating plans or other financial information Bank reasonably requests.

        (b)   Within thirty (30) days after the last day of each month, the Company will deliver to Bank with the monthly financial statements a Compliance Certificate signed by a Responsible Officer in the form of Exhibit C.

        (c)   Allow Bank to audit Borrowers' Collateral at Borrowers' expense. Such audits will be conducted no more often than every six (6) months unless an Event of Default has occurred and is continuing.

6.3    Inventory; Returns.

        Borrowers will keep all Inventory in good and marketable condition, free from material defects. Returns and allowances between any Borrower and its account debtors will follow Borrowers' customary practices as they exist at execution of this Agreement. Borrowers must promptly notify Bank of all returns, recoveries, disputes and claims, that involve more than $50,000.

6.4    Taxes.

        Each Borrower will make, and cause each Subsidiary to make, timely payment of all material federal, state, and local taxes or assessments (other than taxes and assessments which any Borrower is contesting in good faith, with adequate reserves maintained in accordance with GAAP) and will deliver to Bank, on demand, appropriate certificates attesting to the payment.

6.5    Insurance.

        Each Borrower will keep its business and the Collateral insured for risks and in amounts standard for Borrower's industry, and as Bank may reasonably request. Insurance policies will be in a form, with companies, and in amounts that are satisfactory to Bank in Bank's reasonable discretion. All property policies will have a lender's loss payable endorsement showing Bank as an additional loss payee and all liability policies will show the Bank as an additional insured and provide that the insurer must give Bank at least twenty (20) days notice before canceling its policy. At Bank's request, each Borrower will deliver certified copies of policies and evidence of all premium payments. Proceeds payable under any policy will, at Bank's option, be payable to Bank on account of the Obligations.

6.6    Primary Accounts.

        Each Borrower will maintain its primary depository and operating accounts with Bank and will maintain at all times not less than fifty percent (50%) of its investable assets with Bank.

6.7    Financial Covenants.

        Borrowers will maintain as of the last day of each month (unless otherwise stated below):

        (a)   EBITDA.    EBITDA no more than twenty five percent (25%) less than the amounts budgeted by the Company for the period ending on such date; and.

        (b)   Remaining Months Liquidity.    Borrower will maintain, as of the last day of each month, at least six (6) Remaining Months Liquidity.

6.8    Further Assurances.

        Borrowers will execute any further instruments and take further action as Bank reasonably requests to perfect or continue Bank's security interest in the Collateral or to effect the purposes of this Agreement.

7.    NEGATIVE COVENANTS

        Borrowers will not do any of the following without Bank's prior written consent, for so long as Bank has an obligation to make Credit Extensions or there are any outstanding Obligations:

7.1    Dispositions.

        Convey, sell, lease, transfer or otherwise dispose of (collectively "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers (i) of Inventory in the ordinary course of business; (ii) of non-exclusive licenses and similar arrangements for the use of the property of any Borrower or its Subsidiaries in the ordinary course of business; or (iii) of worn-out or obsolete Equipment.

7.2    Changes in Business, Ownership, Management or Business Locations.

        Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by any Borrower or reasonably related thereto or have a material change in its ownership or management of greater than twenty five percent (25%) (other than by the sale of the Company's equity securities in a public offering or to venture capital investors so long as the Company identifies and advises Bank of the venture capital investors prior to the closing of the investment). Borrowers will not, without at least thirty (30) days prior written notice, change their states of formation, relocate their chief executive offices or add any new offices or business locations.

7.3    Mergers or Acquisitions.

        Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person, except where (i) no Event of Default has occurred and is continuing or would result from such action during the term of this Agreement and (ii) such transaction would not result in a decrease of more than twenty five percent (25%) of Tangible Net Worth. A Subsidiary may merge or consolidate into another Subsidiary or into Borrower.

7.4    Indebtedness.

        Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

7.5    Encumbrance.

        Create, incur, or allow any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, or permit any Collateral not to be subject to the first priority security interest granted here, subject to Permitted Liens.

7.6    Distributions; Investments.

        Directly or indirectly acquire or own any Person, or make any Investment in any Person, other than Permitted Investments, or permit any of its Subsidiaries to do so. Pay any dividends or make any distribution or payment, except in connection with a Permitted Investment or redeem, retire or purchase any capital stock.

7.7    Transactions with Affiliates.

        Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of any Borrower except for transactions between Borrowers or transactions that are in the ordinary course of a Borrower's business, upon fair and reasonable terms that are no less favorable to a Borrower than would be obtained in an arm's length transaction with a nonaffiliated Person.

7.8    Subordinated Debt.

        Make or permit any payment on any Subordinated Debt, except under the terms of the Subordinated Debt, or amend any provision in any document relating to the Subordinated Debt without Bank's prior written consent.

7.9    Compliance.

        Become an "investment company" or a company controlled by an "investment company," under the Investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock, or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a material adverse effect on Borrower's business or operations or would reasonably be expected to cause a Material Adverse Change, or permit any of its Subsidiaries to do so.

8.    EVENTS OF DEFAULT

        Any one of the following is an Event of Default:

8.1    Payment Default.

        If any Borrower fails to pay any of the Obligations within three (3) Business Days of when due (provided that no Credit Extensions will be made during such cure period);

8.2    Covenant Default.

        (a)   If Borrowers fail to perform any obligation under Sections 6.2 or 6.7 or violates any of the covenants contained in Article 7 of this Agreement, or

        (b)   If any Borrower fails or neglects to perform, keep, or observe any other material term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between any Borrower and Bank and as to any default under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure such default within ten (10) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by any Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrowers shall have an additional reasonable period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default (provided that no Credit Extensions will be made during such cure period);

8.3    Material Adverse Change.

        If there (i) occurs a material adverse change in the business, operations, or condition (financial or otherwise) of the Borrowers, or (ii) is a material impairment of the prospect of repayment of any portion of the Obligations or (iii) is a material impairment of the value or priority of Bank's security interests in the Collateral.

8.4    Attachment.

        If a material portion of Borrowers' assets, taken together as a whole, is attached, seized, levied on, or comes into possession of a trustee or receiver and the attachment, seizure or levy is not removed in ten (10) days, or if any Borrower is enjoined, restrained, or prevented by court order from conducting a material part of its business or if a judgment or other claim becomes a Lien on a material portion of any Borrowers' assets, taken together as a whole, or if a notice of lien, levy, or assessment is filed against any of any Borrowers' assets, taken together as a whole, by any government agency and not paid within ten (10) days after any Borrower receives notice. These are not Events of Default if stayed or if a bond is posted pending contest by any Borrower (but no Credit Extensions will be made during the cure period);

8.5    Insolvency.

        If any Borrower becomes insolvent or if any Borrower begins an Insolvency Proceeding or an Insolvency Proceeding is begun against any Borrower and not dismissed or stayed within 30 days (but no Credit Extensions will be made before any Insolvency Proceeding is dismissed);

8.6    Other Agreements.

        If there is a default in any agreement between any Borrower and a third party that gives the third party the right to accelerate any Indebtedness exceeding $100,000 or that could cause a Material Adverse Change;

8.7    Judgments.

        If a money judgment(s) in the aggregate of at least $50,000 is rendered against any Borrower and is unsatisfied and unstayed for 10 days (but no Credit Extensions will be made before the judgment is stayed or satisfied);

8.8    Misrepresentations.

        If any Borrower or any Person acting for any Borrower makes any material misrepresentation or material misstatement now or later in any warranty or representation in this Agreement or in any writing delivered to Bank or to induce Bank to enter this Agreement or any Loan Document; or

8.9    Subsidiaries.

        Any circumstance described in Sections 8.3, 8.4, 8.5 or 8.7 occurs to any Subsidiary which is not also a Borrower.

9.    BANK'S RIGHTS AND REMEDIES

9.1    Rights and Remedies.

        When an Event of Default occurs and continues Bank may, without notice or demand, do any or all of the following:

        (a)   Declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Bank);

        (b)   Stop advancing money or extending credit for any Borrower's benefit under this Agreement or under any other agreement between Borrower and Bank;

        (c)   Settle or adjust disputes and claims directly with account debtors for amounts, on terms and in any order that Bank considers advisable;

        (d)   Make any payments and do any acts it considers necessary or reasonable to protect its security interest in the Collateral. Borrowers will assemble the Collateral if Bank requires and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Each Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank's rights or remedies;

        (e)   Apply to the Obligations any (i) balances and deposits of any Borrower with Bank or its Affiliate it holds, or (ii) any amount held by Bank owing to or for the credit or the account of any Borrower;

        (f)    Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. Bank is granted a non-exclusive, royalty-free license or other right to use, without charge, any Borrower's labels, Patents, Copyrights, rights of use of any name, trade secrets, trade names, Trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank's exercise of its rights under this Section, each Borrower's rights under all licenses and all franchise agreements inure to Bank's benefit; and

        (g)   Dispose of the Collateral according to the Code.

9.2    Power of Attorney.

        Effective only when an Event of Default occurs and continues, each Borrower irrevocably appoints Bank as its lawful attorney to: (i) endorse each Borrower's name on any checks or other forms of payment or security; (ii) sign each Borrower's name on any invoice or bill of lading for any Account or drafts against account debtors, (iii) make, settle, and adjust all claims under each Borrower's insurance policies; (iv) settle and adjust disputes and claims about the Accounts directly with account debtors, for amounts and on terms Bank determines reasonable; and (v) transfer the Collateral into the name of Bank or a third party as the Code permits. Bank may exercise the power of attorney to sign each Borrower's name on any documents necessary to perfect or continue the perfection of any security interest regardless of whether an Event of Default has occurred. Bank's appointment as each Borrower's attorney in fact, and all of Bank's rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Bank's obligation to provide Credit Extensions terminates.

9.3    Accounts Collection.

        When an Event of Default occurs and continues, Bank may notify any Person owing any Borrower money of Bank's security interest in the funds and verify the amount of the Account. Each Borrower must collect all payments in trust for Bank and, if requested by Bank, immediately deliver the payments to Bank in the form received from the account debtor, with proper endorsements for deposit.

9.4    Bank Expenses.

        If Borrower fails to pay any amount or furnish any required proof of payment to third persons. Bank may make all or part of the payment or obtain insurance policies required in Section 6.5, and take any action under the policies Bank deems prudent. Any amounts paid by Bank are Bank Expenses and immediately due and payable, bearing interest at the then applicable rate and secured by the Collateral. No payments by Bank are deemed an agreement to make similar payments in the future or Bank's waiver of any Event of Default.

9.5    Bank's Liability for Collateral.

        If Bank complies with reasonable banking practices and the Code, it is not liable for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other person. Borrowers bear all risk of loss, damage or destruction of the Collateral.

9.6    Remedies Cumulative.

        Bank's rights and remedies under this Agreement, the Loan Documents, and all other agreements are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank's exercise of one right or remedy is not an election, and Bank's waiver of any Event of Default is not a continuing waiver. Bank's delay is not a waiver, election, or acquiescence. No waiver is effective unless signed by Bank and then is only effective for the specific instance and purpose for which it was given.

9.7    Demand Waiver.

        Each Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which any Borrower is liable.

10.    NOTICES

        All notices or demands by any party about this Agreement or any other related agreement must be in writing and be personally delivered or sent by an overnight delivery service, by certified mail, postage prepaid, return receipt requested, or by telefacsimile to the addresses set forth at the beginning of this Agreement. A party may change its notice address by giving the other party written notice.

11.    CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER

        Pennsylvania law governs the Loan Documents without regard to principles of conflicts of law. Borrowers and Bank each submit to the exclusive jurisdiction of the State and Federal courts in the Commonwealth of Pennsylvania provided, however, that if for any reason the Bank can not avail itself of the courts of the Commonwealth of Pennsylvania, the Borrowers and Bank each submit to the jurisdiction of the State and Federal Courts in Santa Clara County, California.

        BORROWERS AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

12.    GENERAL PROVISIONS

12.1    Successors and Assigns.

        This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrowers may not assign this Agreement or any rights under it without Bank's prior written consent which may be granted or withheld in Bank's discretion. Bank has the right, without the consent of or notice to Borrowers, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits under this Agreement.

12.2    Indemnification.

        Borrowers will jointly and severally indemnify, defend and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Bank Expenses incurred, or paid by Bank from, following, or consequential to transactions between

Bank and Borrowers (including reasonable attorneys fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

12.3    Time of Essence.

        Time is of the essence for the performance of all obligations in this Agreement.

12.4    Severability of Provision.

        Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.5    Amendments in Writing, Integration.

        All amendments to this Agreement must be in writing and signed by Borrowers and Bank. This Agreement represents the entire agreement about this subject matter, and supersedes prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement merge into this Agreement and the Loan Documents.

12.6    Counterparts.

        This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, constitute one Agreement.

12.7    Survival.

        All covenants, representations and warranties made in this Agreement continue in full force while any Obligations remain outstanding. The obligations of Borrower in Section 12.2 to indemnify Bank will survive until all statutes of limitations for actions that may be brought against Bank have run.

12.8    Confidentiality.

        In handling any confidential information, Bank will exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made (i) to Bank's subsidiaries or affiliates in connection with their business with any Borrower, (ii) to prospective transferees or purchasers of any interest in the loans (provided, however, Bank shall use commercially reasonable efforts in obtaining such prospective transferee or purchasers agreement of the terms of this provision), (iii) as required by law, regulation, subpoena, or other order, (iv) as required in connection with Bank's examination or audit and (v) as Bank considers appropriate exercising remedies under this Agreement. Confidential information does not include information that either: (a) is in the public domain or in Bank's possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank; or (b) is disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

12.9    Attorneys' Fees, Costs and Expenses.

        In any action or proceeding between any Borrower and Bank arising out of the Loan Documents, the prevailing party will be entitled to recover its reasonable attorneys' fees and other reasonable costs and expenses incurred, in addition to any other relief to which it may be entitled.

13.    DEFINITIONS

13.1    Definitions.

        In this Agreement:

        "Accounts" has the meaning set forth in the Code and includes all existing and later arising accounts, contract rights, and other obligations owed any Borrower in connection with its sale or lease of goods (including licensing software and other technology) or provision of services, all credit insurance, guaranties, other security and all merchandise returned or reclaimed by any Borrower and any Borrower's Books relating to any of the foregoing.

        "Affiliate" of a Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person's senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person's managers and members.

        "Agreement" means this Loan and Security Agreement.

        "Bank Expenses" are all audit fees and expenses and reasonable costs and expenses (including reasonable attorneys' fees and expenses) for preparing, negotiating, administering, defending and enforcing the Loan Documents (including appeals or Insolvency Proceedings).

        "Borrower's Books" are all Borrowers' books and records including ledgers, records regarding Borrowers' assets or liabilities, the Collateral, business operations or financial condition and all computer programs or discs or any equipment containing the information.

        "Business Day" is any day that is not a Saturday, Sunday or a day on which the Bank is closed.

        "Cash Burn" is defined as: the greater of (i) six (6) times the net after-tax income (loss) plus amortization and depreciation ("Net Income") for the prior month; or (ii) two (2) times the Net Income for the prior fiscal quarter of the Company.

        "Closing Date" is the date of this Agreement.

        "Code" is the Uniform Commercial Code, in effect in the Commonwealth of Pennsylvania as in effect from time to time.

        "Collateral" is the property described on Exhibit A.

        "Committed Equipment Line" is a Credit Extension of up to Five Million Dollars ($5,000,000).

        "Contingent Obligation" is, for any Person, any direct or indirect liability, contingent or not, of that Person for (i) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (ii) any obligations for undrawn letters of credit for the account of that Person; and (iii) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but "Contingent Obligation" does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under the guarantee or other support arrangement.

        "Copyrights" are all copyright rights, applications or registrations and like protections in each work or authorship or derivative work, whether published or not (whether or not it is a trade secret) now or later existing, created, acquired or held.

        "Credit Extension" is the Equipment Advance or any other extension of credit by Bank for any Borrower's benefit.

        "EBITDA" means for any period of determination thereof, the sum of (a) year to date net profit (or loss) determined in accordance with GAAP consistently applied, plus (b) year to date interest expense for such period, plus (c) taxes for such period, plus (d) depreciation and amortization for such period.

        "Equipment" has the meaning set forth in the Code and includes is all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which any Borrower has any interest.

        "Equipment Advance" is defined in Section 2.1.1.

        "Equipment Maturity Date" is defined in Section 2.1.1.

        "Equipment Term Note" means that certain Equipment Term Note of even date herewith in the principal amount of Five Million Dollars ($5,000,000) from Borrowers in favor of Bank, together with all renewals, amendments, modifications and substitutions therefor.

        "ERISA" is the Employment Retirement Income Security Act of 1974, and its regulations.

        "Final Payment" is a payment (in addition to and not a substitution for the regular monthly payments of principal plus accrued interest) due on the last day of each Repayment Period for the Equipment Advance equal to the Loan Amount for the Equipment Advance multiplied by the Final Payment Percentage.

        "Final Payment Percentage" is, for the Equipment Advance, five percent (5.0%).

        "GAAP" is generally accepted accounting principles.

        "Indebtedness" is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations and (d) Contingent Obligations.

        "Insolvency Proceeding" are proceedings by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

        "Inventory" has the meaning set forth in the Code and includes is present and future inventory in which any Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or later owned by or in the custody or possession, actual or constructive, of any Borrower, including inventory temporarily out of its custody or possession or in transit and including returns on any accounts or other Proceeds from the sale or disposition of any of the foregoing and any documents of title.

        "Investment" is any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

        "Letter-of-credit right" means a right to payment or performance under a letter of credit, whether or not the beneficiary has demanded or is at the time entitled to demand payment or performance.

        "Lien" is a mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

        "Liquidity" is defined as: unrestricted cash and cash equivalents.

        "Loan Documents" are, collectively, this Agreement, the Equipment Term Note, any note, or notes or guaranties executed by any Borrower and any other present or future agreement between any Borrower and/or for the benefit of Bank in connection with this Agreement, all as amended, extended or restated.

        "Material Adverse Change" has the meaning set forth in Section 8.3.

        "Obligations" are debts, principal, interest, Bank Expenses and other amounts any Borrower owes Bank now or later, including cash management services, letters of credit and foreign exchange contracts, if any and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of any Borrower assigned to Bank.

        "Patents" are patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

        "Permitted Indebtedness" is:

        (a)   Borrowers' indebtedness to Bank under this Agreement or any other Loan Document;

        (b)   Indebtedness existing on the Closing Date and shown on the Schedule;

        (c)   Subordinated Debt;

        (d)   Indebtedness among the Borrowers;

        (e)   Indebtedness to trade creditors incurred in the ordinary course of business; and

        (f)    Indebtedness secured by Permitted Liens.

        "Permitted Investments" are:

        (a)   Investments shown on the Schedule and existing on the Closing Date; and

        (b)   (i) marketable direct obligations issued or unconditionally guaranteed by the United States or its agency or any State maturing within 1 year from its acquisition, (ii) commercial paper maturing no more than 1 year after its creation and having the highest rating from either Standard & Poor's Corporation or Moody's Investors Service, Inc., and (iii) Bank's certificates of deposit issued maturing no more than 1 year after issue.

        "Permitted Liens" are:

        (a)   Liens existing on the Closing Date and shown on the Schedule or arising under this Agreement or other Loan Documents;

        (b)   Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrowers maintain adequate reserves on their books, if they have no priority over any of Bank's security interests;

        (c)   Purchase money Liens (i) on Equipment acquired or held by any Borrower or its Subsidiaries incurred for financing the acquisition of the Equipment, or (ii) existing on Equipment when acquired, if the Lien is confined to the property and improvements and the Proceeds of the Equipment;

        (d)   Licenses or sublicenses granted in the ordinary course of any Borrower's business and any interest or title of a licensor or under any license or sublicense, if the licenses and sublicenses permit granting Bank a security interest;

        (e)   Leases or subleases granted in the ordinary course of Borrower's business, including in connection with any Borrower's leased premises or leased property;

        (f)    Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase.

        "Person" is any individual, sole proprietorship, partnership, limited liability company, joint venture, company association, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

        "Proceeds" has the meaning described in the Code as in effect from time to time.

        "Prime Rate" is Bank's most recently announced "prime rate," even if it is not Bank's lowest rate.

        "Registered Organization" means an organization organized solely under the law of a single state or the United States and as to which the state or the United States must maintain a public record showing the organization to have been organized.

        "Remaining Months Liquidity" is Liquidity divided by Cash Burn.

        "Repayment Period" means thirty six (36) months.

        "Responsible Officer" is each of the Chief Executive Officer, the President, the Chief Financial Officer and the Controller of the Company.

        "Schedule" is any attached schedule of exceptions.

        "Subordinated Debt" is debt incurred by any Borrower subordinated to Borrowers' indebtedness owed to Bank and which is reflected in a written agreement in a manner and form acceptable to Bank and approved by Bank in writing.

        "Subsidiary" is for any Person, or any other business entity of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by the Person or one or more Affiliates of the Person.

        "Supporting Obligation" means a Letter-of-credit right, secondary obligation or obligation of a secondary obligor or that supports the payment or performance of an account, chattel paper, a document, a general intangible, an instrument or investment property.

        "Tangible Net Worth" is, on any date, the consolidated total assets of Borrower and its Subsidiaries minus, (i) any amounts attributable to (a) goodwill, (b) intangible items such as unamortized debt discount and expense, Patents, trade and service marks and names, Copyrights and research and development expenses except prepaid expenses, and (c) reserves not already deducted from assets, and (ii) Total Liabilities.

        "Total Liabilities" is on any day, obligations that should, under GAAP, be classified as liabilities on the Company's consolidated balance sheet, including all indebtedness, and current portion Subordinated Debt allowed to be paid, but excluding all other Subordinated Debt.

        "Trademarks" are trademark and servicemark rights, registered or not, applications to register and registrations and like protections, and the entire goodwill of the business of any Borrower connected with the trademarks.

[Signatures appear on the following page]

BORROWERS:
IMMUNICON CORPORATION
By:	/s/ JAMES G. MURPHY		(SEAL)
	Name:	James G. Murphy
	Title:	SR VP Finance
IMMUNIVEST CORPORATION
By:	/s/ JAMES G. MURPHY		(SEAL)
	Name:	James G. Murphy
	Title:	SR VP Finance/Director
IMMC HOLDINGS, INC.
By:	/s/ JAMES G. MURPHY		(SEAL)
	Name:	James G. Murphy
	Title:	SR VP Finance/Director
IMMUNICON EUROPE, INC.
By:	/s/ JAMES G. MURPHY		(SEAL)
	Name:	James G. Murphy
	Title:	SR VP Finance/Director
BANK:
SILICON VALLEY BANK
By:	/s/ R.B. HAMILTON
	Name:	Robert B. Hamilton
	Title:	Vice President

EXHIBIT A

        The Collateral consists of all of Borrower's right, title and interest in and to the following:

        All goods and equipment as defined in the Uniform Commercial Code now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

        All Inventory as defined in the Uniform Commercial Code and includes, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower's custody or possession or in transit and including any returns upon any accounts or other Proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above;

        All contract rights and general intangibles now owned or hereafter acquired, including, without limitation, goodwill, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, claims, literature, reports, catalogs, income tax refunds, payments of insurance and rights to payment of any kind;

        All Accounts as defined in the Uniform Commercial Code and includes now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower;

        All Letter-Of-Credit Rights (whether or not the letter of credit is evidenced by a writing);

        All documents, cash, deposit accounts, securities, securities entitlements, securities accounts, investment property, financial assets, letters of credit, certificates of deposit, instruments and chattel paper now owned or hereafter acquired and Borrower's Books relating to the foregoing; and

        All Supporting Obligations and all of the Borrower's Books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and Proceeds thereof.

        Notwithstanding the foregoing, the Collateral shall not be deemed to include any copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; any patents, trademarks, servicemarks and applications therefor; any trade secret rights, including any rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; or any claims for damages by way of any past, present and future infringement of any of the foregoing.

EXHIBIT B

FORM OF LOAN AGREEMENT SUPPLEMENT

LOAN AGREEMENT SUPPLEMENT No. [    ]

        LOAN AGREEMENT SUPPLEMENT No. [    ], dated                        , 200  ("Supplement"), to the Loan and Security Agreement dated as of April     , 2002 (the "Loan Agreement) by and among the undersigned, the additional Borrowers named therein ("Borrower"), and Silicon Valley Bank ("Bank").

        Capitalized terms used herein but not otherwise defined herein are used with the respective meanings given to such terms in the Loan Agreement.

        To secure the prompt payment by Borrowers of all amounts from time to time outstanding under the Loan Agreement, and the performance by Borrowers of all the terms contained in the Loan Agreement, Borrowers grant Bank, a first priority security interest in each item of equipment and other property described in Annex A hereto, which equipment and other property shall be deemed to be additional Equipment and Collateral. The Loan Agreement is hereby incorporated by reference herein and is hereby ratified, approved and confirmed.

        Annex A (Equipment Schedule) and Annex B (Loan Terms Schedule) are attached hereto.

        The proceeds of the Loan should be transferred to the Company's account with Bank set forth below:

Bank Name:	Silicon Valley Bank
Account No.:

        Borrowers hereby certify that (a) the foregoing information is true and correct; (b) the representations and warranties made by Borrowers in the Loan Agreement are true and correct on the date hereof and will be true and correct on such Funding Date. No Event of Default has occurred and is continuing under the Loan Agreement. This Supplement may be executed by Borrowers and Bank in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

        This Supplement is delivered as of this day and year first above written.

SILICON VALLEY BANK
By:	By:
Name:	Name:
Title:	Title:

Annex A—Description of Financed Equipment
Annex B—Loan Terms Schedule

Annex A to Exhibit B

        The Equipment being financed with the Equipment Advance which this Loan Agreement Supplement is being executed is listed below. Upon the funding of such Equipment Advance, this schedule automatically shall be deemed to be a part of the Collateral.

Description of Equipment:	Make	Model	Serial #	Invoice #

Annex B to Exhibit B

LOAN TERMS SCHEDULE #

Loan Funding Date:	, 200
Original Loan Amount:	$

Scheduled Payment Dates and Amounts*:

One (1)	payment of $	due

	payment of $	due monthly in advance from	through

One (1)	payment of $	due

Maturity Date:
Final Payment:	An additional amount equal to the Final Payment Percentage multiplied by the Loan Amount then in effect, shall be paid on the last day of the Repayment Period with respect to such Loan.
Payment No.	Payment Date
1
2
3
4
…
35
…
[36]

*
The amount of each Scheduled Payment will change as the Loan Amount changes.

EXHIBIT C
COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK 3003 Tasman Drive Santa Clara, CA 95054
FROM:	IMMUNICON CORPORATION

        The undersigned authorized officer of Immunicon Corporation ("Borrower") certifies that under the terms and conditions of the Loan and Security Agreement among Borrower, its Subsidiaries and Bank (the "Agreement"), (i) Borrower is in complete compliance for the period ending                        with all required covenants except as noted below and (ii) all representations and warranties in the Agreement are true and correct in all material respects on this date. Attached are the required documents supporting the certification. The Officer certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.

Please indicate compliance status by circling Yes/No under "Complies" column.

Reporting Covenant	Required	Complies
Monthly financial statements	Monthly within 30 days	Yes No
Annual (Audited)	FYE within 120 days	Yes No
Financial Covenant	Required	Actual	Complies
Maintain on a Monthly Basis:
Minimum EBITDA			Yes No
Minimum Liquidity Coverage	6 months		Yes No

Have there been updates to Borrower's intellectual property, if appropriate?        Yes/No

Comments Regarding Exceptions: See Attached.	BANK USE ONLY
Received by:
AUTHORIZED SIGNER
Sincerely,
Date:

Verified:
AUTHORIZED SIGNER
Date:

SIGNATURE
TITLE
	Compliance Status:	Yes No

DATE

Schedule to Loan and Security Agreement

The exact correct corporate name of each Borrower is (attach a copy of the formation documents, e.g., articles, partnership agreement):

  1.
  Immunicon Corporation

  2.
  Immunivest Corporation

  3.
  IMMC Holdings, Inc.

  4.
  Immunicon Europe, Inc.

Each Borrower's State of formation: Delaware.

Each Borrower has operated under only the following other names (if none, so state):

Immunicon Corporation formerly conducted business, under the same name, as a Pennsylvania corporation.

All other address at which each Borrower does business are as follows (attach additional sheets if necessary and include all warehouse addresses):

Immunicon Europe, Inc. has a business address at Hengelosestraat 705, 7521 PA Enschede, the Netherlands.

Each Borrower has deposit accounts and/or investment accounts located only at the following institutions:

Immunicon Corporation has deposit and/or investment accounts with the following entities:

  1.
  Silicon Valley Bank;

  2.
  PNC Bank;

  3.
  State Street Bank; and

  4.
  PFPC (an affiliate of PNC Bank).

Immunivest Corporation has deposit and/or investment accounts with Wilmington Trust.

List Acct. Numbers:

Silicon Valley Bank:	Checking Account No.: 3300172085 Money Market Account No.: 3300172085[??]
PNC Bank:	General Operating Account No.: 85-4536-1427 Money Market Account No. 87-8247-7132
State Street Bank:	Capital Advisor Group Investment Acct: DE 1390
PFPC:	Blackrock Provident Institutional Fund: 13790
Wilmington Trust:	General Fund Account No.: 2540-6990 Money Market Account No.: 30815

Liens existing on the Closing Date and disclosed to and accepted by Bank in writing:

None.

Investments existing on the Closing Date and disclosed to and accepted by Bank in writing:

1.
Immunicon Corporation owns all of the issued and outstanding capital stock of each of:

a.
Immunivest Corporation.

b.
IMMC Holdings, Inc., and

  c.
  Immunicon Europe, Inc.

2.
Immunicon Corporation's State Street/Capital Advisors Group Investment Acct.

Subordinated Debt:

Indebtedness on the Closing Date and disclosed to and consented to by Bank in writing:

None.

Borrowers are not subject to litigation which would have a material adverse effect on any Borrower's financial condition, except the following (attach additional comments, if needed):

None.

Tax ID Numbers:
1.	Immunicon Corporation:
2.	Immunivest Corporation:
3.	IMMC Holdings, Inc.:

Delaware Organizational Numbers:
1.	Immunicon Corporation:
2.	Immunivest Corporation:
3.	IMMC Holdings, Inc.:

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LOAN AND SECURITY AGREEMENT by and among IMMUNICON CORPORATION AND ITS SUBSIDIARIES, as Borrowers and SILICON VALLEY BANK, as Bank April 30, 2002